                       FIRST AMENDMENT TO LEASE AGREEMENT


This First Amendment to Lease Agreement for Granite Tower at The Centre Office Building, made and entered into as of the __________ day of August, 1999, by and between 520 Partners, Ltd. (successor in interest to Granite Tower, Ltd.), as "Landlord", and Carreker-Antinori, Inc., as "Tenant".

                              W I T N E S S E T H:

WHEREAS, by Lease Agreement dated March 31, 1999 (the "Lease Agreement"), Granite Tower, Ltd., as (the "Former Landlord") and Carreker-Antinori, Inc., as "Tenant" executed and entered into that certain Lease Agreement covering approximately 47,720 rentable square feet in an office building located at 4055 Valley View Lane, in Dallas, Texas, known as "Granite Tower at The Centre" office building and except as otherwise defined herein. Terms defined in the Lease Agreement, when used herein, shall have the same meanings as are ascribed to them in the Lease Agreement; and

WHEREAS, the Former Landlord has heretofore assigned and transferred the Former Landlord's interest in the Lease Agreement to Landlord; and

WHEREAS, the Landlord and Tenant desire that the Lease Agreement be modified and amended as hereinafter set forth.

                                    AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the respective parties hereto, Landlord and Tenant do hereby agree as follows:

1. Modifications. Effective as of March 1, 2000, the Lease Agreement is hereby amended as follows:

            (a) The "Premises" in Section 1.01 (c) of Article I shall be amended to 72,433 square feet of net rentable area to reflect an expansion of the entire eighth floor consisting of 24,713 square feet of rentable area (the "Expansion Space") as further described in Exhibit "A-1" "Floor Plan", which is attached hereto and made a part hereof. Accordingly, from and after March 1, 2000, the Premises shall include the Expansion Space.

            (b) Parking in Section 1.01 (d) of Article 1 shall be amended as follows:

                  Surface Parking                  Garage Parking

                  56 Unreserved spaces @ $0.00     223 Unreserved spaces @ $0.00
                  --                      ----     ---                      ----
                  per month each                   per month each

                                                   16 Reserved spaces @ $0.00
                                                   --                   -----
                                                   per month each

            Landlord agrees to substitute the thirty-one (31) surface parking spaces with thirty-one (31) garage parking spaces on a month to month basis. If, in Landlord's opinion, it becomes necessary, Landlord may, with thirty (30) days prior written notice to Tenant, take back the thirty-one substitute garage parking spaces and replace with thirty-one (31) surface parking spaces.

            (c) Tenant's Pro Rata Share in Section 1.01 (i) of Article 1 shall be amended to 30.16%.

            (d) The "Base Rent" in Section 1.01(j) of Article I shall be amended as follows:

                                                       BASE             BASE
                             RENTAL                   ANNUAL           MONTHLY
                             PERIOD                    RENT             RENT
                             ------                    ----              ----
                  March 1, 2000 - May 31, 2000     $  869,196.00     $ 72,433.00
                  June 1, 2000 - May 31, 2004      $1,593,525.96     $132,793.83
                  June 1, 2004 - May 31, 2010      $1,665,959.04     $138,829.92

            (e) Paragraph 2.1 of Exhibit "D" to the Lease Agreement is hereby amended to (i) provide Tenant with an additional Finish Allowance for Tenant Improvements to the Expansion Space, which additional allowance shall be in the amount of $25.62 per rentable square foot based on 24,713 square feet of net rentable area in the Expansion Space, and (ii) the last sentence of Paragraph 2.1 of Exhibit "D" shall be deleted in its entirety and be of no further force or effect. Construction of the Expansion Space shall be in accordance with the terms as contained in Exhibit "D".

            (f) Landlord and Tenant hereby represents and certifies that all obligations and conditions under the Lease have been performed to date by Landlord or Tenant and have been satisfied free of defenses and setoffs.

            (g) All of the other terms and conditions of the Lease are hereby ratified and confirmed to the extent not inconsistent with the terms set forth in this First Amendment to Lease Agreement.


            EXCEPT AS EXPRESSLY AMENDED BY THIS FIRST AMENDMENT ALL OTHER TERMS AND CONDITIONS OF THE SAID LEASE TO REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.


EXECUTED as of this       day of                      , 19       .
                   -------       ---------------------    -------



LANDLORD: 520 Partners,  Ltd.                TENANT:  Carreker-Antinori, Inc.
By:  SF Realty, Inc.
Its:  General Partner


By:                                          By:
      --------------------------                --------------------------
Name:   Jim Kirchhoff                        Name:
Title:  Director of Leasing                       ------------------------
                                             Title:
                                                    ----------------------

                                  EXHIBIT "A-1"